UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2012

CAPITAL CITY BANK GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	0-13358	59-2273542
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
217 North Monroe Street, Tallahassee, Florida		32301
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (850) 671-0300

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAPITAL CITY BANK GROUP, INC.

FORM 8-K

CURRENT REPORT

Item 5.07. Submission of Matters to a Vote of Security Holders.

Proxies for the Annual Meeting held on April 24, 2012 were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, and there was no solicitation in opposition to management’s solicitations. The following summarizes all matters voted on at the Annual Meeting.

1.	The following directors were elected for a term to expire at the 2015 annual meeting and until their successors are elected and qualified. Each nominee was an incumbent director, no other person was nominated, and each nominee was elected. The number of votes cast were as follows:
	For	Withheld	Broker Non-Votes
DuBose Ausley	13,191,758	74,804	1,844,718
Frederick Carroll, III	13,199,100	67,462	1,844,718
John K. Humphress	13,178,886	87,676	1,844,718
Henry Lewis III	13,199,752	66,810	1,844,718

2.	Shareowners ratified the expected action of the Audit Committee in selecting and appointing Ernst & Young, LLP as the Registrant’s independent auditors for the fiscal year ending December 31, 2012. The number of votes cast were as follows:

For	Against	Abstention
15,066,001	34,178	11,101

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL CITY BANK GROUP, INC.

Date:	April 27, 2012	By:	/s/ J. Kimbrough Davis
J. Kimbrough Davis,
Executive Vice President
and Chief Financial Officer